UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 25, 2005

JDS UNIPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1768 Automation Parkway, San Jose, CA		95131
(Address of principal executive offices)		(Zip Code)

(408) 546-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2005 JDS Uniphase Corporation (the “Company”) reported its results for its third quarter ended March 31, 2005 of its fiscal year 2005. A copy of the press release, dated as of April 27, 2005, is furnished as Exhibit 99.1 to this Current Report and is incorporated in this Item 2.02 by reference. The press release is furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of either Section 18 of the Securities Exchange Act of 1934, as amended or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 25, 2005, the Company took steps to commit itself to the further consolidation of its manufacturing operations and the transfer of such operations to other Company facilities and to the facilities of its contract manufacturing partners, including Fabrinet. Specifically, the Company has agreed with Fabrinet to divest its bulk optics manufacturing facility located in Fuzhou, China.

The Company expects that this transaction will be completed by the end of the second quarter of the fiscal year 2006, ending December 31, 2005. The Company expects that the divestiture of the Fuzhou facility will reduce headcount by over 500 employees, and together with the steps, previously disclosed on Form 8-K on April 20, 2005, to reduce headcount in the Company’s North America locations by approximately 850 employees, is anticipated to reduce existing headcount by more than 1350 employees by the end of the calendar year 2005. These various steps to consolidate and transfer the Company’s manufacturing operations are part of the Company’s business strategy to achieve profitability and increase corporate agility by reducing cost structure and eliminating non-core products.

Paragraph (c) of Item 2.05 of the Form 8-K General Instructions requires the disclosure of the Company’s estimate of the total amount or range of amounts expected to be incurred in connection with disclosed exit or disposal activities. At this time the Company does not expect the restructuring and non-recurring charges associated with the divestiture of the Fuzhou facility and the consolidation and transfer activities previously disclosed on Form 8-K on April 20, 2005 to exceed thirty million dollars (US $30,000,000).

The Company has determined that at the time of this filing, it is unable in good faith to make a determination of the estimates required by paragraphs (b) and (d) of Item 2.05 of the Form 8-K General Instructions. The Company will file an amended report on Form 8-K within four business days of making a determination of the required estimates.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release entitled “JDS Uniphase Announces 2005 Fiscal Third Quarter Results” dated April 27, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2005	THE JDS UNIPHASE CORPORATION
	By:	/s/ CHRISTOPHER S. DEWEES
		Name:	Christopher S. Dewees
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release entitled “JDS Uniphase Announces 2005 Fiscal Third Quarter Results” dated April 27, 2005.